Exhibit 99.1

P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584

P R E S S   R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Receives NYSE Notice Regarding Filing of Form 10-Q for the Fiscal Quarter Ended September 30, 2024

Richmond, VA / November 22, 2024 / PRNEWSWIRE

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced that, as expected, on November 19, 2024, it received a notice (the “NYSE Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission (the “SEC”) prior to November 18, 2024, the end of the extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

The NYSE Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE Notice informed the Company that, under NYSE rules, the Company has six months from November 18, 2024, to regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q within the six-month period, the NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also noted that the NYSE may nevertheless, in its own discretion, commence delisting proceedings at any time during such period.

As previously disclosed in the Company’s Notification of Late Filing on Form 12b-25, filed on November 12, 2024 (the “Form 12b-25”) with the SEC, the Company was unable to file the Form 10-Q on a timely basis due to an ongoing internal investigation. As a result of the additional time required to complete its internal investigation, the process of finalizing financial statements for the second quarter of fiscal year 2025 could not be completed on a timely basis.

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Universal Corporation

The Company is committed to completing a deliberate, thorough investigation while diligently working to fulfill all reporting obligations and currently expects to file the Form 10-Q within the six-month period granted by the NYSE Notice; however, there can be no assurance that the Form 10-Q will be filed within such period.

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements regarding expectations about the Company’s filing of its Form 10-Q for the quarter ended September 30, 2024. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the uncertainty of the ultimate findings of the ongoing internal investigation, as well as the timing of its completion and costs and expenses arising out of the ongoing internal investigation process and its results; the impact of the ongoing internal investigation on us, our management and operations, including financial impact as well as any litigation or regulatory action that may arise from the ongoing internal investigation; the impact of the internal investigation on our conclusions regarding the effectiveness of our internal control over financial reporting and our disclosure controls and procedures; our ability to regain compliance with NYSE listing requirements; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; product purchased not meeting quality and quantity requirements; our reliance on a few large customers; our ability to maintain effective information technology systems and safeguard confidential information; anticipated levels of demand for and supply of our products and services; costs incurred in providing these products and services including increased transportation costs and delays attributed to global supply chain challenges; timing of shipments to customers; higher inflation rates; changes in market structure; government regulation and other stakeholder expectations; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; product taxation; industry consolidation and evolution; changes in exchange rates and interest rates; impacts of regulation and litigation on its customers; industry-specific risks related to its plant-based ingredient businesses; exposure to certain regulatory and financial risks related to climate change; changes in estimates and assumptions underlying our critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations; and general economic, political, market, and weather conditions. Actual results, therefore, could vary from those expected. Please also refer to such other factors as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and related disclosures in other filings which have been filed with the U.S. Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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